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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OF 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): March 13, 1998

                      AMERICAN RESIDENTIAL SERVICES, INC.
            (Exact name of registrant as specified in its charter)

DELAWARE                    1-11849               76-0484996
(State or other          (Commission              (I.R.S. Employer
jurisdiction of           File Number)             Identification No.)
incorporation)

                                POST OAK TOWER
                          5051 WESTHEIMER, SUITE 725
                           HOUSTON, TEXAS 77056-5604
             (Address of principal executive offices and zip code)

      Registrant's telephone number, including area code: (713) 599-0100

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          On November 13, 1998, American Residential Services, Inc., a Delaware corporation (the "Company"), acquired T.A. Beach Corp., a Maryland corporation ("T.A. Beach"), through a merger of such entity with and into a wholly-owned subsidiary of the Company, with T.A. Beach being the surviving corporation of such merger (the "Acquisition"). The Company completed the Acquisition with T.A. Beach pursuant to an Agreement and Plan of Reorganization dated November 13, 1998, among the Company; Beach Acquisition, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company; T.A. Beach; and Thomas A. Beach, Jr., William L. Beach, Jr. and Nadine L. Collins, being all of the stockholders of T.A. Beach. As consideration for the Acquisition, the Company paid $2,500,000.00 in cash to the stockholders of T.A. Beach and also provided to such stockholders $1,000,000.00 in Convertible Senior Subordinated Notes, Series A, made by the Company, which Notes bear interest at the rate of 7 1/2% per annum. The aforesaid Convertible Notes may be redeemed by the Company at its option during the twelve (12) month period beginning April 15 in the year indicated (April 20 in the case of 2000), with the redemption price (as a percentage of the principal amount to be redeemed) being: 2000 - 104.14%; 2001 - 103.11%; 2002 -102.07%; 2003 - 101.04%. The original issue date of the
Convertible Notes was November 13, 1998. The Convertibility Commencement Date of the Convertible Notes will be November 14, 1999, and the initial conversion price is fixed at a rate of $12.00 per share of the Company's common stock.

          T.A. Beach provides installation, maintenance, repair and replacement of electrical systems in commercial facilities. T.A Beach is headquartered in Rockville, Maryland, and serves the Baltimore, Maryland, Washington, D.C. and Northern Virginia areas. The Company intends to utilize the acquired operations in the manner previously operated.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          Provision for the financial statements of T.A. Beach Corp., which this item requires, is currently impracticable. The Company will file those financial statements in an amendment to this Current Report as soon as practicable, but not later than 60 days after the required filing date hereof.

     (b)  PRO FORMA FINANCIAL INFORMATION.

          Provision for pro forma financial information of the Company, which this item requires, is currently impracticable. The Company will file that information in the amendment referred to in paragraph (a) of this item.

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     (c)  EXHIBITS

     2.1 Agreement and Plan of Reorganization dated as of November 13, 1998 by and among American Residential Service, Inc.; Beach Acquisition, LLC; T.A. Beach Corp.; and the Stockholders named therein.

     2.2  Standard Provisions for Business Combinations

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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMERICAN RESIDENTIAL SERVICES, INC.


                                        By: /s/ John D. Held
                                           --------------------------------

                                        Name & Title Sr. Vice President
                                                     ----------------------

Date: November 25, 1998

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